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EXHIBIT 1.1

Fred's, Inc.

1,650,000 Shares Common Stock
(Plus an Option to Acquire Up to 165,000 Shares to Cover Overallotments)

Underwriting Agreement

September  , 2001

William Blair & Company, L.L.C.
SunTrust Capital Markets, Inc.
Morgan Keegan & Company, Inc.
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

    Section 1. Introductory.  Fred's, Inc. ("Company"), a Tennessee corporation, has an authorized capital stock consisting of (i) 10,000,000 shares of Preferred Stock, having no par value ("Preferred Stock") of which no shares were outstanding as of the date hereof, (ii) 30,000,000 shares of Class A Common Stock, having no par value ("Class A Common Stock"), of which 15,229,044 shares were outstanding as of the date hereof and (iii) 11,500,000 shares of Class B Common Stock, having no par value ("Class B Common Stock") of which no shares were outstanding as of the date hereof. The Company proposes to issue and sell 1,500,000 shares of its authorized but unissued Class A Common Stock and certain shareholders of the Company named in Schedule B (collectively referred to as the "Selling Shareholders") propose to sell 150,000 shares of Class A Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. Collectively the aggregate 1,650,000 shares of Class A Common Stock proposed to be sold by the Company and the Selling Shareholders are herein after referred to as the "Firm Shares" In addition, the Selling Shareholders and the Company propose to grant to the Underwriters an option to purchase up to 165,000 additional shares of Class A Common Stock ("Option Shares") as provided in Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

    You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement has been executed and delivered.

    Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Underwriters and the Selling Shareholders, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Shareholders and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

    The Company and each of the Selling Shareholders hereby confirm their agreement with the Underwriters as follows:

    Section 2. Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters that:

  (a)
  A registration statement on Form S-3 (File No. 333-68478) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the 1933 Act. Without limiting the foregoing, (i) if the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus and (ii) if the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, together with three copies of all documents incorporated by reference therein, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

    Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall, as the context requires, refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus", as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act." Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act ("Incorporated Documents"), as of the date of such preliminary prospectus or Prospectus, as the case may be. Any document filed by the Company under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing. The Incorporated Documents, when they were (or are) filed with the Commission, conformed (or will conform) in all material respects to the requirements of the Exchange Act and none of such documents contained (or will contain) an untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

  (b)
  The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with information contained in a signed writing furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof.

  (c)
  The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with the corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its subsidiaries taken as a whole or upon the Company's ability to perform its obligations under this Agreement or the transactions contemplated hereby (a "Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

  (d)
  The Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

  (e)
  As of the date of this Agreement, the Company has an authorized and outstanding capitalization as described under the caption "Capitalization" in the Prospectus and Section 1 hereof. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus; and except as described in the Prospectus, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any of its subsidiaries; and except as described in the Prospectus, there is outstanding no security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company or any of its subsidiaries, and there is no commitment, plan or arrangement to issue such a security or instrument.

  (f)
  The Shares have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and (i) will conform to the description thereof contained in the Prospectus, (ii) will be free of any Encumbrance (hereinafter defined) or preemptive rights, or rights of first refusal, rights of co-sale or similar rights in favor, of shareholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Charter Documents, the Order or Regulation of any Governmental Authority, Contract or otherwise, (iii) will not be subject to any voting trust arrangements and (iv) will be duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance.

  (g)
  The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws (collectively, "Charter Documents") and will not result in the breach, or be in contravention, of any provision of any contract, agreement, lease, franchise, License (as hereinafter defined), loan agreement, credit agreement, promissory note, indenture, mortgage, deed of trust, instrument or other obligation (collectively, "Contract") to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any consent decree, writ, judgment, award, injunction or order (collectively, "Order") or statute, law, rule, regulation, permit, authorization, approval or registration (collectively "Regulation") applicable to the Company or any subsidiary of any court (foreign, federal, state, local or otherwise), arbitration or other alternative dispute forum, foreign, federal, state, local or other government or governmental department, agency, board, commission, bureau or instrumentality or other regulatory authority (collectively, "Governmental Authority") having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any Governmental Authority entered in any proceeding to which the Company or any subsidiary was or is now a party, by which they are bound or by which any of their properties are affected. No consent, approval, authorization or other order of any Governmental Authority is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and state securities laws or blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

  (h)
  The accountants who have expressed their opinions with respect to certain of the financial statements included or incorporated by reference in the Registration Statement are independent accountants as required by the 1933 Act.

  (i)
  The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, including the notes thereto, present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus. The financial information set forth in the Prospectus under "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

  (j)
  Neither the Company nor any subsidiary is in violation of its Charter Documents or in default under any Order of any Governmental Authority, or in default with respect to any material provision of any Contract to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole or would have a Material Adverse Effect.

  (k)
  There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or which are related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

  (l)
  Except as disclosed in the Prospectus, there are no holders of securities of the Company having rights to registration thereof or any person having preemptive rights or rights of first refusal to purchase Class A Common Stock. Holders of registration rights have waived such rights with respect to the offering being made by the Prospectus.

  (m)
  The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, security interest, mortgage, pledge, charge, claim, assignment, hypothecation, interest of another person or encumbrance of any kind (collectively, "Encumbrance") except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties under valid and binding leases.

  (n)
  The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

  (o)
  Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise), business, assets, results of operations or prospects nor any material change in their capital stock, short-term debt or long-term debt. Except as disclosed in a writing to the Underwriters and their legal counsel prior to the date hereof, neither the Company nor any of its subsidiaries has received notice (either formally or informally) of an adverse change in or termination of, the Company's business relationship with any manufacturer, distributor or vendor (whether of private label brand, national brand name or otherwise) or with any sales representative of the Company, which change(s) or termination(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

  (p)
  There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required and there is no material document of a character required to be described in any Incorporated Document or to be filed as an exhibit to an Incorporated Document which is not described or filed as required.

  (q)
  The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement(s), misappropriation(s) or conflict(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

  (r)
  The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign Regulations, except where the failure(s) to be in compliance, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect.

  (s)
  All offers and sales of the Company's and each of its subsidiaries' capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

  (t)
  The Company has and each of its subsidiaries have filed all necessary foreign, federal, state and local tax returns (whether related to income, profits, receipts, franchise, value-added, sales, use, property, ad valorem, severance, occupation, service, lease, valuation, transfer, excise, custom duties, employment, employee welfare or retirement, social security, withholding and payroll) and paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, or any of its subsidiaries, or any of their respective properties or assets that would or could be expected to have a Material Adverse Effect.

  (u)
  A registration statement relating to the Class A Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Class A Common Stock is duly registered thereunder. The Shares have been listed on the Nasdaq National Market, subject to notice of issuance or sale of the Shares, as the case may be.

  (v)
  The Company and each of its subsidiaries are not, and do not intend to conduct their respective businesses in a manner in which any of them would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

  (w)
  The Company confirms as of the date hereof that it and each of its subsidiaries is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it or any of its subsidiaries commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

  (x)
  The Company and its subsidiaries are in compliance in all respects with applicable federal, state, local and foreign laws and regulations which regulate (i) the dispensing of pharmaceuticals and controlled substances, (ii) the licensure of persons or entities which engage in the business of repackaging, and selling and/or dispensing, on a retail basis, pharmaceuticals and controlled substances, (iii) the submission of claims to third party payors, including the Medicare and Medicaid programs, for pharmaceuticals and controlled substances provided to their beneficiaries including, without limitation, the Medicare and Medicaid Anti-Fraud and Abuse Amendments, 42 U.S.C. §§ 1320a-7 through 1320a-8, and the Ethics in Patient Referral Act, 42 U.S.C. § 1395nn and (iv) the disclosure of confidential information regarding the medical records, conditions and treatments of individual patients, except where the failure(s) to be in compliance would not, individually or in the aggregate have a Material Adverse Effect. Neither the Company, its subsidiaries nor its employees, in any manner, engage (i) in the business of repackaging, selling and/or dispensing of pharmaceuticals or controlled substances on a wholesale basis, (ii) the practice of medicine or osteopathy or (iii) the disposal of medical waste. The Company has no knowledge of, nor has the Company received notice of, any existing violation or alleged violation by the Company or any of its subsidiaries of any such laws or regulations, except where such violation(s) would not, individually or together with other such violations, have a Material Adverse Effect. None of the Company or any of its subsidiaries or any of their respective directors and officers is currently under investigation or prosecution for, nor has any one or more of them been convicted of a criminal offense related to the delivery of a prescription, prescription drug or other health care item or service, the neglect or abuse of patients or the obstruction of an investigation of any such criminal offense. The Company (x) does not provide any "Designated Health Services" as that term is defined in the Stark Act, (y) does not refer patients to other sellers of prescription pharmaceutical drugs, or make or receive referrals for any products or services which are covered by Medicare or Medicaid and (z) does not submit claims to payors on behalf of physicians. . [Subject to Review of Regulatory Counsel]

  (y)
  During the six months immediately preceding the date hereof, neither the Company nor any person acting on behalf of the Company has offered or sold to any person any Class A Common Stock, or Class A Common Stock Equivalents (hereinafter defined), other than the Shares and other than offers and sales under restrictions and other circumstances reasonably designed to prevent such offers and sales from becoming integrated into the offer and sale of the Shares contemplated by this Agreement in the United States and to United States persons so as to cause such offer and sale of the Shares contemplated by this Agreement not to be in compliance with the registration provisions of the Act.

  (z)
  The Company and each of its subsidiaries has obtained all licenses, permits, certificates, authorizations, approvals or consents (collectively, the "Licenses") required by any Governmental Authority to properly and legally operate or conduct the business in which it is engaged on the date hereof and which are necessary or desirable for the successful conduct of its business as conducted and as proposed to be conducted. Each License has been duly obtained, is valid and in full force and effect, is renewable by its terms or in the ordinary course of business without the need to comply with any special qualifications or procedures or to pay any amount other than routine filing fees. Neither the Company nor any of its subsidiaries (i) is subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (ii) is acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (iii) has permitted any Licenses granted to it to lapse since its original effective date, except where such lapses did not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have completed and submitted, on a timely basis, all reports and filings associated with their businesses as are required by any Governmental Authority.

Section 3. Representations, Warranties and Covenants of Selling Shareholders.

  (a)
  Each Selling Shareholder severally represents and warrants to, and covenants and agrees with, the Company and the Underwriters that:

  (i)
  Such Selling Shareholder has, and on the First Closing Date (hereinafter defined) or the Second Closing Date (hereinafter defined), as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Shareholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, Encumbrances, equities, and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid and marketable title thereto, free and clear of all voting trust arrangements, Encumbrances, equities and community property rights.

  (ii)
  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

  (iii)
  Such Selling Shareholder has executed and delivered a Power of Attorney and Custody Agreement among the Selling Shareholders, [            and            ] (collectively Mr.             and Mr.             are referred to herein as the "Agents"), and Union Planters National Bank, N.A., Trust Department as custodian ("Custodian") (the "Power of Attorney and Custody Agreement"), naming the Agents as such Selling Shareholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Shareholders pursuant to the Power of Attorney and Custody Agreement) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement; and such Selling Shareholder has deposited in custody, under the Power of Attorney and Custody Agreement, certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Shares to be sold by such Selling Shareholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney and Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder and under the Power of Attorney and Custody Agreement shall not be terminated except as provided in this Agreement or in the Power of Attorney and Custody Agreement by any act of such Selling Shareholder, by operation of law, whether, in the case of an individual Selling Shareholder, by the death or incapacity of such Selling Shareholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Shareholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Shareholder to execute and deliver this Agreement and the Pricing

      Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Shareholder against delivery thereof and otherwise act on behalf of such Selling Shareholder. The Power of Attorney and Custody Agreement has been duly executed by such Selling Shareholder and a copy thereof has been delivered to you.

    (iv)
    The execution and delivery by the Agent on behalf of such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Pricing Agreement or the Power of Attorney and Custody Agreement, do not and will not contravene any applicable Regulation, any Contract binding upon such Selling Shareholder or any Order of any Governmental Authority having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of or qualification with any Governmental Authority is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement, except as may be required by the 1933 Act and state securities laws or blue sky laws of the various states in connection with the offer and sale of the Shares.

    (v)
    Each preliminary prospectus, insofar as it has related to such Selling Shareholder and, to the knowledge of such Selling Shareholder in all other respects, has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date, as the case may be, (i) the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto as relate to such Selling Shareholder, and to the knowledge of such Selling Shareholder in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Shareholder, and, to the knowledge of such Selling Shareholder in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (a) neither clause (i) nor clause (ii) shall have any effect if information has been given by such Selling Shareholder to the Company and the Underwriters in writing which would eliminate or remedy any such untrue statement or omission and (b) such Selling Shareholder makes no representation or warranty as to information contained or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with information contained in a signed writing furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof.

    (vi)
    Such Selling Shareholder agrees with the Company and the Underwriters not to offer, sell, contract to sell or otherwise dispose of any Class A Common Stock or Class A Common Stock Equivalents, or to announce an intent to do any of the foregoing or to exercise any registration rights with respect to any of the foregoing, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of William Blair & Company, L.L.C.

  (b)
  In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

    Section 4. Purchase, Sale and Delivery of Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders, respectively, the 1,500,000 Firm Shares from the Company and the respective number of Firm Shares set forth opposite the names of the Selling Shareholders in Schedule B hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 1,500,000 Shares, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling Shareholder shall be to purchase from such Selling Shareholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

    At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 11 of this Agreement) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Underwriters at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

    In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and, subject to their election to participate (as described below), each of the Selling Shareholders, severally and not jointly, hereby grants an option to the several Underwriters to purchase up to 165, 000 Option Shares at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to (i) be sold by each Selling Shareholder shall be determined, subject to the limitation of a maximum of 165,000 Option Shares, in the discretion such Selling Shareholder, provided that each Selling Shareholder must deliver a written election to participate to the Underwriters within 4 hours of delivery of the notice of exercise and to the extent a Selling Shareholder does not so deliver a written election to participate such Selling Shareholder shall have no right to sell Option Shares, further provided that, if the Selling Shareholders together elect to sell more than the number of Option Shares set forth in the notice of exercise, the number of Option Shares to be sold by each Selling Shareholder shall be determined by multiplying the aggregate number of Option Shares to be purchased by the Underwriters, as set forth in the notice of exercise, by a fraction the numerator of which is the number of Option Shares set forth in such Selling Shareholder's written election to participate and the denominator of which is the aggregate number of Option Shares set forth in all of the Selling Shareholders' written elections to participate (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make), (ii) be sold by the Company shall be determined by subtracting the aggregate number of Option Shares to be sold by the Selling Shareholders as described in clause (i) from 165,000 and (iii) be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

    You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

    Section 5. Covenants of the Company.  The Company covenants and agrees that:

  (a)
  The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

  (b)
  The Company will give you and the Selling Shareholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Shareholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

  (c)
  If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

  (d)
  If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement (in form and substance satisfactory to counsel for the Underwriters) which will correct such statement or omission or an amendment or supplement which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

  (e)
  Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

  (f)
  Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus.

  (g)
  As soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

  (h)
  During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) of Section 5 of this Agreement, copies of the Registration Statement, the Prospectus, each preliminary prospectus, the Incorporated Documents and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

  (i)
  The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the state securities laws or blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. In connection with such qualification or registration of the Shares, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

  (j)
  During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange, any national securities association or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to shareholders; and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request.

  (k)
  The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

  (l)
  If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

  (m)
  The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System which from time to time may be applicable to the Company and will file with the Commission such information on Form 10-Q or From 10-K as may be required by Rule 463.

  (n)
  The Company agrees not to offer, sell, contract to sell or otherwise dispose of any Class A Common Stock or Class B Common Stock, Preferred Stock or other securities with rights and preferences the same or similar to Class A Common Stock or Class B Common Stock or any securities exercisable for or convertible into Class A Common Stock, Class B Common Stock or such Preferred Stock or securities (collectively, "Class A Common Stock Equivalents"), except (i) Class A Common Stock or Class B Common Stock issued pursuant to currently outstanding options, warrants, convertible securities or rights issued pursuant to and in accordance with the Rights Agreement (hereinafter defined) or (ii) up to 25,000 shares of Class A Common Stock issued in connection with the acquisition(s) of a business, provided that such shares constitute "restricted securities" as defined by Rule 144, or to announce an intent to do any of the foregoing, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of William Blair & Company, L.L.C. The Company has obtained similar agreements in the form of Exhibit B from its directors and officers and the Selling Shareholders.

  (o)
  Within the period commencing on the date hereof and ending six months immediately succeeding the later to occur of the 30th day immediately succeeding the date hereof and the 30th day immediately succeeding the Second Time of Delivery, neither the Company nor any person acting on behalf of the Company will offer to sell to any person any Class A Common Stock or Class A Common Stock Equivalents other than the Shares and other than offers and sales under restrictions and other circumstances reasonably designed to prevent such offers and sales from becoming integrated into the offer and sale of the Shares contemplated by this Agreement in the United States and to United States persons so as to cause such offer and sale of the Shares contemplated by this Agreement not to be in compliance with the registration provisions of the Act.

  (p)
  The Company agrees to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statementof income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

  (q)
  The Company will list the Shares on the Nasdaq National Market and the Company will promptly deliver to the Underwriters copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act and listing of the Shares on the Nasdaq National Market.

  (r)
  Prior to the First Closing Date, the Company will issue no press release or other communication to the public, directly or indirectly, with respect to the Company or any of its subsidiaries or with respect to the financial condition, results of operations, business, properties, assets or liabilities of any of them, or the offering of the Shares, without your prior consent, which consent shall not be unreasonably withheld.

    Section 6. Payment of Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all Incorporated Documents, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state securities laws and blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

    Section 7. Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and, to the extent the Underwriter have elected to purchase the Option Shares but only to the extent of such election, the Option Shares on the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

  (a)
  The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Underwriters of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

  (b)
  The Shares shall have been qualified for sale under state securities laws and the blue sky laws of such states as shall have been specified by the Underwriters.

  (c)
  The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters.

  (d)
  You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

  (e)
  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Underwriters, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

  (f)
  There shall have been furnished to you, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

  (i)
  An opinion of Baker, Donelson, Bearman & Caldwell P.C., counsel for the Company addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

  (1)
  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property by it, or the conduct of its business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect;

  (2)
  an opinion to the same general effect as clause (1) of this subparagraph (i) in respect of each subsidiary of the Company;

  (3)
  the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus) and which consists of (i) 10,000,000 shares of Preferred Stock, which may be designated in series with such rights, preferences and obligations as determined by resolution of the Company's board of directors of which no shares were outstanding as of the date hereof and 149,729 shares of which have been designated as Series A Junior Participating Preferred Stock, (ii) 30,000,000 shares of Class A Common Stock of which 15,229,044 shares were outstanding as of the date hereof and (iii) 11,500,000 shares of Class B Common Stock of which no shares were outstanding as of the date hereof; such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus; and the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and free of statutory preemptive rights;

  (4)
  all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the knowledge of such counsel, after due inquiry and investigation, such stock is owned free and clear of any claims, liens, encumbrances or security interests;

  (5)
  the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and, with respect to the Shares to be sold by the Company, will be free of any Encumbrances or rights of first refusal in favor of shareholders with respect to any of the Shares or the issuance or sale thereof (other than any Encumbers of a purchaser of Shares pursuant to this Agreement); and the issuance of the Shares is not subject to preemptive rights. The Shares to be sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance;

      (6)
      assuming that the Underwriters do not beneficially own any shares of Class A Common Stock, other than those that they may be deemed to own as a result of this Agreement, the acquisition of the Shares by the Underwriters pursuant to the Terms of this Agreement will not in and of itself cause a any Underwriter or the Underwriters as a group to become an "Acquiring Person" as such term is defined in the Rights Agreement, dated as of October 9, 1998 (the "Rights Agreement") by and between the Company and Union Planters National Bank, N.A., as Rights Agent; and the Shares, when acquired, will entitle the holder thereof to receive corresponding preferred share purchase rights in accordance with the terms of the Rights Agreement, and such purchase rights will be evidenced (subject to the terms of the Rights Agreement) by the certificates evidencing Shares registered in the names of the holders thereof;

      (7)
      the Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, after due inquiry and investigation, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing Orders, Regulations and Contracts are accurate and fairly and correctly present the information disclosed therein or required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know, after due inquiry and investigation, of any Regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know, after due inquiry and investigation, of any legal or Governmental Authority proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any Contracts or Orders of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

      (8)
      all documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and such counsel have no reason to believe, after due inquiry and investigation, that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document;

      (9)
      the statements under the captions "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources," "Business-Regulation," "Management," "Description of Capital Stock" and "Underwriting" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information disclosed or required to be disclosed with respect to such documents and matters by the 1933 Act and the rules and regulations thereunder; provided that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document;

      (10)
      this Agreement and the Pricing Agreement and the performance of the Company's obligations hereunder and thereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any Governmental Authority is necessary in connection with the issue or sale of the Shares pursuant to this Agreement (other than under the 1933 Act, applicable state securities laws and blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

      (11)
      the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not contravene any of the provisions of, or result in a default under, any Contract known, after due inquiry and investigation, to such counsel, of the Company or any of its subsidiaries or by which the property of any of them is bound, except to the extent that such contravention or default would not have a Material Adverse Effect; or violate any of the provisions of the Charter Documents or any charter, bylaws, or other organization documents of its subsidiaries or, so far as is known to such counsel, violate any Order or Regulation of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries or their respective properties;

      (12)
      to such counsel's knowledge after due inquiry and investigation, neither the Company nor any of its subsidiaries is in violation of its Charter Documents or is in breach of, in default under (nor has any event occurred which, with notice, lapse of time or both would constitute a breach of, or default under) any Contract known, after due inquiry and investigation, to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries respective properties may be bound are affected or in violation of any Order or Regulation of any Governmental Authority having jurisdiction over the Company or its subsidiaries or their respective properties, where such violation or breach or default, individually or in the aggregate, could have a Material Adverse Effect;

      (13)
      except as disclosed in the Prospectus no person has the right, contractual or otherwise, to cause the Company or any of its subsidiaries to issue, or register pursuant to the 1933 Act, any shares of capital stock of the Company or any of its subsidiaries, upon the issue and sale of the Shares to be sold by the Company and the Selling Shareholders to the Underwriters pursuant to this Agreement;

      (14)
      to such counsel's knowledge after due inquiry and investigation, the Company and each of its subsidiaries have obtained all Licenses required by any Governmental Authority to legally operate or conduct the businesses in which it is engaged on the Closing Date and which are necessary or desirable for the successful conduct of its business as it is conducted and proposed to be conducted, and each such License has been duly obtained, is valid and in full force and effect, and is renewable by its terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amount other than routine filing fees. To the best of such counsel's knowledge after due inquiry and investigation, neither the Company nor any of its subsidiaries (a) is subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, except where such proceeding would not have a Material Adverse Effect, (b) is acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (c) has permitted any Licenses granted to it to lapse since its original effective date, except where such lapses did not, individually or in the aggregate, have a Material Adverse Effect;

      (15)
      to such counsel's knowledge after due inquiry and investigation, all offers and sales of the Company's and each of its subsidiaries' capital stock prior to the date hereof were at all relevant times either registered in compliance with the registration requirements of the 1933 Act and applicable state securities laws or blue sky laws or exempt from the registration requirements of the 1933 Act and applicable state securities laws or blue sky laws;

      (16)
      the Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act;

      (17)
      within the six months immediately preceding the date of this Agreement, neither the Company nor, to such counsel's knowledge, after due inquiry and investigate, any person acting on behalf of the Company has offered or sold to any person any Class A Common Stock or Class A Common Stock Equivalents, other than the Shares and other than offers and sales under restrictions and other circumstances reasonably designed to prevent such offers and sales from becoming integrated into the offer and sale of the Shares contemplated by this Agreement in the United States and to United States persons so as to cause such offer and sale of the Shares contemplated by this Agreement not to be in compliance with the registration provisions of the 1933 Act;

      (18)
      with respect to each Selling Shareholder, this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of each such Selling Shareholder; the Agents and the Custodian for each such Selling Shareholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Shareholder; and the performance of this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated by such Selling Shareholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Contract known to such counsel, after due inquiry and investigation, to which any of such Selling Shareholders is a party or by which any are bound or to which any of the property of such Selling Shareholders is subject, or any Order or Regulation known to such counsel, after due inquiry and investigation, of any Governmental Authority having jurisdiction over any of such Selling Shareholders or any of their properties; and no consent, approval, authorization or order of any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement in connection with the sale of Shares to be sold by such Selling Shareholders hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable state securities laws or blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

      (19)
      each Selling Shareholder has (i) full right, power and authority to enter into this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Shareholder hereunder, (ii) good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, rights of first refusal or co-sale, Encumbrances, equities and community property rights whatsoever; and upon payment for and delivery of the Shares to be sold by the Selling Shareholders as provided in this Agreement such shares will be transferred to the Underwriters (who counsel may assume to be bona fide purchasers) without notice of an adverse claim thereto; and

      (20)
      this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement are legal, valid and binding agreements of each Selling Shareholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed.

    In rendering such opinion, such counsel may state that they are relying upon the certificate of Union Planters Bank, N.A., Trust Department, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (7) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of competent local counsel, satisfactory to counsel to the Underwriters as to local matters in jurisdictions other than in which they are licensed to practice and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been otherwise previously furnished to the Underwriters and accurately identified in such opinion.

  (ii)
  An opinion of Charles S. Vail, the Company's general counsel, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

    (1)
    to the knowledge of such counsel, after due inquiry and investigation, the conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with (a) the federal laws and regulations which are applicable to the Company specifically because it does business with physicians, physician groups, hospitals and hospital pharmacies (not including any federal laws or regulations generally applicable to persons and entities based on factors other than whether they do business with physicians, physician groups, hospitals and hospital pharmacies), (b) the state anti-kickback and referral prohibition laws included in the National Health Lawyers Association compilation titled "State Illegal-Remuneration and Self-Referral Laws" dated July 1996 (provided that such counsel has conducted a Lexis search of such laws through August 31, 2001), (c) the federal laws and regulations related to the confidentiality of patient medical records, and (d) the state laws and regulations cited in the June 1999 50-State Survey on Patient Health Care Record Confidentiality published by the American Health Lawyers Association (excluding those portions of such Survey concerning the laws applicable to hospitals, HMOs/insurers/other payors, long term or personal care services or facilities and other health care facilities, civil procedure or evidentiary requirements, DNA analysis, emergency services, medical research, public or governmental entities, patients' access to their own medical records, fees for copying/reviewing medical records or mental health records), except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect;

    (2)
    to the knowledge of such counsel, after due inquiry and investigation, except as disclosed in the Prospectus, the conduct of the business of the Company and each of its subsidiaries is in material compliance with (a) the laws and regulations enforced by the United States Food and Drug Administration, and (b) the laws and regulations enforced by the United States Drug Enforcement Administration;

    (3)
    to the knowledge of such counsel, after due inquiry and investigation, the Company does not engage in activities which require compliance with state licensing laws and regulations governing the repackaging and wholesale distribution of prescription drug products in each state where the Company currently conducts any business; and

    (4)
    such counsel has no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the

        Registration Statement and the Prospectus summarizing Orders, Regulations and Contracts are accurate and fairly and correctly present the information disclosed therein or required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know, after due inquiry and investigation, of any Regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know, after due inquiry and investigation, of any legal or Governmental Authority proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any Contracts or Orders of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required

    In rendering such opinion, such counsel, insofar as his opinion under clause (4) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of competent local counsel, satisfactory to counsel to the Underwriters as to local matters in jurisdictions other than in which they are licensed to practice and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been otherwise previously furnished to the Underwriters and accurately identified in such opinion.

  (iii)
  Such opinion or opinions of Sonnenschein Nath & Rosenthal, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

  (iv)
  A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

    (1)
    the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

    (2)
    the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

    The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in such certificate.

  (v)
  At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Underwriters, from PriceWaterhouseCoopers, LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase of the Shares as contemplated hereby.

  (vi)
  At or before the time the Pricing Agreement is executed, there shall be delivered to you a letter substantially in the form of Exhibit B hereto from each of Selling Shareholders and each of the Company's officers and directors, in which each such person agrees not to offer, sell, contract to sell or otherwise dispose of any Class A Common Stock or Class A Common Stock Equivalents except in accordance with terms of such letter, or to announce an intent to do any of the foregoing or to exercise any registration rights with respect to any of the foregoing, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of William Blair & Company, L.L.C

  (vii)
  Such further certificates and documents as you may reasonably request.

    All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sonnenschein Nath & Rosenthal, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

    If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

    Section 8. Reimbursement of Underwriters' Expenses.  If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

    Section 9. Effectiveness of Registration Statement.  You, the Company and each Selling Shareholder will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

    Section 10. Indemnification.

  (a)
  The Company and each Selling Shareholder, severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Shareholder(s) as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Shareholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information contained in a writing signed by an Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof; provided further that, with respect to the Selling Shareholders, the liability under this Section 10(a) of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds paid to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder. In addition to its other obligations under this Section 10(a), the Company and the Selling Shareholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Shareholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, that, with respect to the Selling Shareholders, the obligation of each Selling Shareholder to reimburse expenses pursuant to this sentence shall be limited to an amount equal to the aggregate gross proceeds paid to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholders may otherwise have.

  (b)
  Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each of the Selling Shareholders and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration

    Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with information contained in a writing signed by such Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

  (c)
  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

  (d)
  If the indemnification provided for in this Section 10 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Shareholders, as the total price paid to the Company and the Selling Shareholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Shareholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

    The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

  (e)
  The provisions of this Section 10 shall survive any termination of this Agreement.

    Section 11. Default of Underwriters.  It shall be a condition to the agreement and obligation of the Company and the Selling Shareholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the nondefaulting Underwriters may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the nondefaulting Underwriters and the Company and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

    In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the nondefaulting Underwriters or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

    Section 12. Effective Date.  This Agreement shall become effective immediately as to Sections 6, 8, 10 and 13 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section 12, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

    Section 13. Termination.  Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

  (a)
  This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company.

  (b)
  This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Underwriters, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Underwriters makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section10 hereof).

    Section 14. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

    Section 15. Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Michael Froy, Sonnenschein Nath & Rosenthal, 233 South Wacker Drive, Chicago, Illinois 60606; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Samuel Chafetz, Baker, Donelson, Bearman & Caldwell P.C. 165 Madison Avenue, Suite 2000, Memphis, Tennessee, 38103.

    Section 16. Successors.  This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

    Section 17. Partial Unenforceability.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

    Section 18. Applicable Law.  This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

***Remainder of Page Intentionally Left Blank***

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

Very truly yours, FRED'S, INC.
By:
Name: Title:

    The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

UNDERWRITERS
WILLIAM BLAIR & COMPANY, L.L.C.
By:	Principal
SUNTRUST CAPITAL MARKETS, INC.
By:	Its:
MORGAN KEEGAN & COMPANY, INC.
By:	Its:
SELLING SHAREHOLDERS
Michael J. Hayes
David A. Gardner

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased
William Blair & Company, L.L.C
SunTrust Capital Markets, Inc.
Morgan Keegan & Company, Inc.

Total	1,650,000

SCHEDULE B
Selling Shareholders

Selling Shareholder	Firm Shares	Option Shares
Michael J. Hayes	75,000	[82,500]
David A. Gardner	75,000	[82,500]
Total	150,000	165,000

SCHEDULE C

Comfort Letter for Fred's, Inc.
To Be Delivered By PriceWaterhouseCoopers, LLP

  (1)
  They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

  (2)
  In their opinion the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the captions "Summary Consolidated Financial and Operating Data" and "Selected Financial Operating Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act.

  (3)
  On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to the date of the latest audited financial statements included (or incorporated by reference) in the Prospectus, a reading of minutes of meetings of the shareholders and directors of the Company and its subsidiaries since the date of the latest audited financial statements included (or incorporated by reference) in the Prospectus, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the amounts in "Summary Consolidated Financial and Operating Data" and "Selected Financial Operating Data" included in the Prospectus do not agree with or are not derivable from the corresponding amounts in the audited consolidated financial statements or unaudited consolidated financial statements (as applicable) from which such amounts were derived and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease (increase) in total current assets (total current liabilities) or any decrease in total shareholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

  (4)
  They have carried out specified procedures, which have been agreed to by the Underwriters, with respect to certain information in the Prospectus specified by the Underwriters, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

EXHIBIT A

Fred's, Inc.

1,650,000 Shares Common Stock
(Plus an Option to Acquire Up to 165,000 Shares to Cover Overallotments)

Pricing Agreement

William Blair & Company, L.L.C.
SunTrust Capital Markets, Inc.
Morgan Keegan & Company, Inc.
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

    Reference is made to the Underwriting Agreement dated            , 2001 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Shareholders and the purchase by William Blair & Company, L.L.C., SunTrust Capital Markets, Inc., Morgan Keegan & Company, Inc. acting as underwriters (the "Underwriters"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

    Pursuant to Section 4 of the Underwriting Agreement, the Company and the Selling Shareholders agrees with the Underwriters as follows:

  1.
  The initial public offering price per share for the Shares shall be $            .

  2.
  The purchase price per share for the Shares to be paid by the several Underwriters shall be $            , being an amount equal to the initial public offering price set forth above less $            per share.

FRED'S, INC.
By:
Name:
Title:
Michael J. Hayes
David A. Gardner

EXHIBIT B

Form of Lock-Up Letter

QuickLinks

Fred's, Inc.
Underwriting Agreement
Remainder of Page Intentionally Left Blank
SCHEDULE A
SCHEDULE B Selling Shareholders
SCHEDULE C Comfort Letter for Fred's, Inc. To Be Delivered By PriceWaterhouseCoopers, LLP
EXHIBIT A
Fred's, Inc.
Pricing Agreement
EXHIBIT B Form of Lock-Up Letter